Special Committee Discussion Materials 17 January 2005 Project Alphabet

Table of Contents Project Alphabet Section 1 Transaction Summary Section 2 U Company Section 3 L Company Section 4 Transaction Analysis Section 5 Precedent Transaction Analysis Appendix A U Supplemental Materials Appendix B L Supplemental Materials

Project Alphabet Section 1 Transaction Summary

Project Alphabet

Transaction Summary

Summary of Proposed Transaction

As of 1/16/05

Transaction Description

- L and U will each exchange all shares for shares in a newholding company to be called Liberty Global
  - U minority stake is 370MM shares (approx. 47% of U's fully diluted shares outstanding)
- 100% Stock transaction with a Cash election of up to 20% of total Consideration
  - Every 1 share of U can be exchanged for either 100% stock or 100% cash, subject to pro-ration on cash amount

Consideration

- Each share of U is entitled to receive 0.2155 share of L
  - Equity value of $3,488MM (based on $43.69 L share price as of 1/14/05)
  - Implies an 8.4x '05E EBITDA and $3.5Bn value based on U budget and 8.6x '05E EBITDA per Wall Street research average[1]
- Each share of U is entitled to receive $9.58 in cash, subject to pro-ration at 20% of total Consideration

Implied Premium

	Metric			0.2155x Offer Exchange Ratio	Stock Consideration U Share Price[2]	Cash Consideration U Share Price
	U Price	L Price	X-Ratio	% Prem / (Disc)	% Prem / (Disc)	% Prem / (Disc)
		Metric:		*0.2155x*	*$9.42*	*$9.58*
Current (1/14/05):	$9.64	$43.69	0.2206x	(2.3%)	(2.3%)	(0.6%)
1/11/2005:	9.26	43.45	0.2131	1.1%	1.7%	3.5%
1 Month Prior (12/14/04):	8.67	45.30	0.1914	12.6%	8.6%	10.5%
12/12/2004:	8.66	44.85	0.1931	11.6%	8.7%	10.6%
11/11/2004:	8.48	37.95	0.2235	(3.6%)	11.0%	13.0%
High Share Price Since L Spin-Off:	9.78	47.27	--	--	(3.7%)	(2.0%)
Low Share Price Since L Spin-Off:	6.00	29.15	--	--	56.9%	59.7%
5 Trading Day Average:	--	--	0.2178	(1.0%)	--	--
10 Trading Day Average:	--	--	0.2133	1.0%	--	--
20 Trading Day Average:	--	--	0.2103	2.5%	--	--

Key Terms

- Tax-free transaction for shareholders electing Stock Consideration
- Majority of Minority vote required (approximately 185MM shares - 50.1% of minority stub - required or 23% of all U shares outstanding)
- NewCo Board of Directors will be split evenly (5 U and 5 L)
- Commitment from L to indicate at announcement their intention to initiate a share repurchase program post-closing
- L commitment to vote its U shares in favor of transaction
- JM commitment to vote L shares in favor of transaction
- Standard company representations and warranties

Notes

1. Assumes 794MM FDSO U shares, $3.2Bn net debt, $1.0Bn unconsolidated assets and 2005E EBITDA of $1,146MM per U management and $1,120MM per Wall Street research. EBITDA estimates adjusted for current spot rate
2. Based on current L share price

Morgan Stanley

1

Transaction Summary Rationale for Transaction Project Alphabet 2 Combined Perspective Creation of global scale Creation of a more liquid stock with significantly larger float ($12Bn market capitalization assuming current L share price) Clarification of corporate opportunity - single stock, message, strategy Enhanced position with vendors, manufacturers and content providers Enhanced growth potential given stronger position to pursue distribution, consolidation and content investment opportunities Reduction in future financing costs Significant synergies from combination of Chilean assets Structural simplification Elimination of cost associated with two public companies U Perspective Better ability to pursue European consolidation given additional cash, stronger balance sheet position, and larger float / liquidity of stock Results in additional de-leveraging without transaction costs / discounts Opportunity to invest in well positioned Japanese distribution and content assets at an attractive price Elimination of controlling stake / Increased alignment with JM U minority shareholders' approximate 9% vote in U increases to approximately 25% in NewCo U CEO will continue as NewCo CEO L Perspective Simplification of corporate structure Reduction / Elimination of HoldCo discount on U stake Elimination of public market speculation regarding L's interest in U Near-term potential utilization of U capital losses Clarifies intentions with regard to usage of approximately $2Bn of cash and equivalents

Project Alphabet

Transaction Summary

U / L Exchange Ratio Analysis

Since L Spin-Off

- **0.2155x is above the exchange ratio observed on 135 of 158 trading days between L's spin-off and 1/14/05 (85%)**

Implied Exchange Ratios

Period	Exchange Ratio	0.2155x Offer at % Premium
Current (01/14/05)	0.2206x	(2.3%)
1/11/05	0.2131x	1.1%
One Month Prior	0.1914x	12.6%
12/12/2004	0.1931x	11.6%
High	0.2239x	(3.8%)
Low	0.1853x	16.3%
5 Trading Day Avg.	0.2178x	(1.0%)
10 Trading Day Avg.	0.2133x	1.0%
20 Trading Day Avg.	0.2103x	2.5%
3 Mo. Avg.	0.2060x	4.6%
Since June 2	0.2053x	5.0%

U / L Exchange Ratio

x



0.23
0.22
0.21
0.20
0.19
0.18
0.17
2-Jun-04
8-Jul-04
11-Aug-04
15-Sep-04
19-Oct-04
22-Nov-04
28-Dec-04
Spot
5 Day
Offer
10 Day
20 Day
Spot Exchange Ratio
5 Day Rolling Avg.
10 Day Rolling Avg.
20 Day Rolling Avg.

Source: FactSet

Morgan Stanley

3

Project Alphabet Section 2 U Company

Project Alphabet

U Company

U Historical Share Price Performance

LTM

LTM Trading Statistics (MM, except per share)	
Current (01/14/05)	$9.64
LTM % Change	(9.1%)
LTM High	$10.60
LTM Low	$6.00
1 Month Avg.	$9.40
3 Month Avg.	$8.49
6 Month Avg.	$7.66
Avg. Daily Trading Volume	1.64
Avg. Daily Trading Value	$13.4

U - Last 3 Years


$
Volume (MM)
12
10
8
6
4
2
0
14
12
10
8
6
4
2
0
17-Jan-02
28-Mar-03
7-Jun-04
Volume
Price

Source: FactSet

U


$
Volume (MM)
2/13/04: Announces rights offering substantially oversubscribed
11/30/04: Announces acquisition of part of Canal+ premium sports/movie programming business in Netherlands
12/20/04: Announces acquisition of L's indirect interests in Telenet and Chorus
12/22/04: Acquires Telemach from EMP Europe for 74MM euros
3/31/04: Announces Euro 500MM convertible senior note offering
7/7/04: Completes acquisition of Noos
11/9/04: Announces 3Q04 results
12/12/04: Day prior to initial discussions between L and U Special Committee
6/29/04: Refinances more than 1Bn euros of their European credit facility
10/26/04: Chilean regulators approve potential combination of U's VTR unit and Metropolis
5/10/04: Announces 1Q04 results
3/15/04: Reports year-end 2003 results and signs Noos purchase agreement
8/9/04: Announces 2Q04 results
11/12/04: L has earnings conference call
12
10
8
6
4
2
0
18
15
12
9
6
3
0
20-Jan-04
10-Mar-04
29-Apr-04
21-Jun-04
10-Aug-04
29-Sep-04
17-Nov-04
7-Jan-05
Volume
Price

Source: FactSet

Morgan Stanley

4

U Company Indexed Share Price Performance LTM Project Alphabet 5 Source FactSet Relative Share Price Performance % S&P 500: +4.0% U: (9.1%) NTL: (0.6%) Cablevision: (9.9%) Comcast: (5.8%) € / $: +4.2%

Project Alphabet

U Company

U Stock Basis Analysis(1)(2)

LTM

Volume (000s)


140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
100%
80%
60%
40%
20%
0%
0.2%
16.4%
47.3%
73.4%
91.4%
100.0%

	5-6	6-7	7-8	8-9	9-10	10-11
% Public Float (3):	0.3%	18.0%	34.7%	29.2%	20.1%	9.7%
Cumulative:	0.3%	18.3%	53.0%	82.2%	102.3%	112.0%

Source: FactSet

Last Two Years

Volume (000s)


300,000
250,000
200,000
150,000
100,000
50,000
0
100%
80%
60%
40%
20%
0%
6.3%
12.0%
58.1%
94.1%
100.0%

	2-4	4-6	6-8	8-10	10-12
% Public Float (3):	10.3%	9.2%	75.4%	58.8%	9.7%
Cumulative:	10.3%	19.5%	94.9%	153.7%	163.4%

Source: FactSet

Notes
1. Basis data calculated by multiplying daily volume by average of daily high and low
2. As of January 14, 2005. Volume adjusted to account for NASDAQ double-counting
3. Assumes public float of 370MM shares

Morgan Stanley
6

U Company U Consolidated Financials Per Management Budget Project Alphabet Historical and projected financials converted at the following exchange rates ($/€): 2002: 0.95 2003: 1.14 2004: 1.23 2005: 1.23 Adj. 2005: 1.31 7 Source Management Budget Source Management Budget Source Management Budget Source Management Budget 2002A - 2005E Revenue $MM 2002A - 2005E EBITDA $MM % Margin: 19.5% 33.2% 35.8% 34.0% 2002A - 2005E Free Cash Flow $MM 2002A - 2005E Net Debt / EBITDA x

Project Alphabet

U Company

U Valuation Summary

Indicative Valuation Range


U Equity Value per Share
Stock Consideration Implied Share Price as of 1/14/05: $9.42
LTM Share Price
$6.00
$10.60
PV of Research Price Targets (1)
$9.70
$13.88
Comparable Company Analysis (2) - Budget
$8.17
$9.53
Comparable Company Analysis (3) –Adj. Budget
$8.82
$10.27
DCF Analysis (4)
Adjusted Case
$9.58
$12.05
Derived from Mgmt. Guidance
$12.83
$15.89
$5
$7
$9
$11
$13
$15
$17
Cash Consideration of: $9.58

Notes
1. Research price targets discounted to January 14, 2005 at estimated 10.0% cost of equity. Represents price targets of 5 firms
2. Represents 8.0 – 9.0x '05E EBITDA of $1,084MM per Company budget. Assumes 794MM fully diluted shares outstanding and net debt of $3.2Bn including minority interest of $101MM per U year end estimate and 9/30/04 10-Q. Adjusted to reflect $1.0Bn in Unconsolidated Assets
3. Represents 8.0 – 9.0x '05 EBITDA of $1,146MM (management budget converted at current spot rate of 1.31$/€). Assumes 794MM fully diluted shares outstanding and net debt of $3.2Bn including minority interest of $101MM per U year end estimate and 9/30/04 10-Q. Adjusted to reflect $1.0Bn in Unconsolidated Assets
4. Assumes 5-year DCF valued as of 12/31/04. Assumes 8.0% - 10.0% WACC and 7.5 - 8.5x 2010E Terminal EBITDA forward multiple (implied perpetual growth rate of FCF of 3.6%-4.9% in adjusted case; 1.0%-1.9% for management case). Assumes no taxes paid

Morgan Stanley
8

Project Alphabet

U Company

U Valuation Matrix

Valuation Matrix

Illustrative U Share Price	Equity Value ($MM)[1]	Adjusted Aggregate Value ($MM)[2]	Adj. Aggregate Value / EBITDA – Research – Street Avg.[3]	Adj. Aggregate Value / EBITDA – Research – Adjusted[4]	Adj. Aggregate Value / EBITDA – Management Budget – 2004E	Adj. Aggregate Value / EBITDA – Management Budget – 2006E	Adj. Aggregate Value / EBITDA – Management Budget – '06E Adjusted[4]	Adj. Equity Value / LFCF[5] – Management Budget – 2004E	Adj. Equity Value / LFCF[5] – Management Budget – 2006E[6]	Adj. Equity Value / LFCF[5] – Management Budget – 06E Adjusted[4]
Statistic:			*$1,000*	*$1,120*	*$875*	*$1,084*	*$1,140*	*$204*	*$170*	*$180*
$9.00	$7,148	$9,310	8.5x	8.3x	10.6x	8.6x	8.1x	23.3x	34.3x	32.6x
9.42	7,481	9,644	8.8	8.6	11.0	8.9	8.4	24.6	36.2	34.3
9.58	7,608	9,771	8.9	8.7	11.2	9.0	8.5	25.0	36.9	35.0
10.00	7,942	10,105	9.2	9.0	11.5	9.3	8.8	26.3	38.7	36.8
11.00	8,736	10,899	9.9	9.7	12.5	10.1	9.5	29.3	43.2	41.0

[box] : Implied U share price based on offered exchange ratio and L's share price as of 1/14/05

Comparable Company Analysis

Company	Cable AV/ '05E EBITDA	EBITDA Mult. / 3 Yr. Growth
Comcast	9.7x	1.4
Cablevision	9.5x	1.3
NTL	7.2x	1.3
Telewest	NA	2.7

Notes
1. Based on 794MM U FDSO
2. Based on Net Debt of $3,163MM (Total Debt of $4,419MM, Minority Interest of $101MM, Cash of $1,246MM, and short-term investments of $112MM) and non-consolidated assets totaling $1.0Bn (includes Austar, SBS, Telenet, TKP, Melita, Iberian Programming, MGM L.A., and Jundia Brazil)
3. Wall Street average includes research from Morgan Stanley, Stifel, Nicolaus, IRG, and Janco Partners
4. Adjusted for current spot exchange rate of 1.31$ / €
5. Adjusted Equity Value excludes Unconsolidated Assets
6. 2005E LFCF adjusted to account for one-time CapEx expense

Morgan Stanley

9

Project Alphabet

U Company

U Unconsolidated Assets

$MM

Business	Methodology	Comments	Illustrative Value Low	Illustrative Value High
Unconsolidated Assets				
SBS Broadcasting	Public Market	- Based on 6MM shares; 10% discount / 10% premium to mkt	$205	$251
Austar	Public Market	- Based on 446MM shares; 10% discount / 10% premium to mkt	274	335
TKP (Poland)	Per Sub	- $500-550 / sub (655K subs), no debt, 50% interest	164	180
Iberian Programming	EBITDA Mult.	- 11x - 13x multiple, $22MM EBITDA, 50% interest	122	144
Telenet	Transaction Value	- Reflects recent acquisition from L	121	121
Melita (Malta)	Per Sub	- $600-650 / sub (131K subs), $31MM debt, 50% interest	24	27
Reality TV Europe	EBITDA Mult.	- 4x multiple, $3MM EBITDA, 49% interest	5	5
MGM Latin America	EBITDA Mult.	- 4x multiple, $1MM EBITDA, 50% interest	1	1
		Total Value:	$917	$1,065

Morgan Stanley

10

U Company U DCF Analysis Project Alphabet U Equity Value per Share Adjusted Case Adjusted Case Assumptions WACC Terminal EBITDA Multiple '05-'09 $0.00 7.50x 8.0x 8.50x CAGR 8.00% $10.66 $11.35 $12.05 8.50% 10.38 11.06 11.74 Revenue 6.7% 9.00% 10.11 10.77 11.43 EBITDA7.5% 9.50% 9.84 10.49 11.14 UFCF 14.4% 10.00% 9.58 10.22 10.85 U Equity Value per Share Derived from Management Guidance Derived from Mgmt Guidance Assumptions WACC Terminal EBITDA Multiple '05-'09 $12.06 7.50x 8.0x 8.50x CAGR 8.00% $14.19 $15.04 $15.89 8.50% 13.84 14.67 15.50 Revenue 7.2% 9.00% 13.49 14.30 15.11 EBITDA10.9% 9.50% 13.16 13.95 14.74 UFCF 25.5% 10.00% 12.83 13.61 14.38 11

Project Alphabet Section 3 L Company

Project Alphabet

L Company

Overview of L

Illustrative Value Breakdown


U
50%
Cash
20%
J-COM
15%
JPC
5%
Other
10%

Company Overview

- Previously integrated within L Media Corporation, L is a holding company owning interests in broadband distribution and content companies operating primarily in Europe, Asia, and Latin America
  - Spun off from L Media Corporation in June 2004
- Currently the largest cable television operator outside the United States and the 2nd largest in the world
- Key Strategic Assets / Stakes
  - Publicly Traded Assets: U and The Wireless Group
  - Private Assets: Jupiter Communications (J-COM), Jupiter Programming (JPC), Liberty Cablevision of Puerto Rico, Metropolis-Intercom, Pramer and Torneos y Competencias
  - Approximately $2Bn of cash and equivalents

Executive Officers

- John Malone, *Chief Executive Officer, President*
- Miranda Curtis, *Senior VP, Director*
- Bernard Dvorak, *Senior VP, Controller, Director*
- Graham Hollis, *Senior VP, Treasurer, Director*
- David Koff, *Senior VP*

Source Company Website, News Releases

Key Events

- 12/20/04 – U acquires L's indirect interests in Telenet Group Holding N.V. and Chorus Communications
- 12/13/04 – Announces that L Series A Common Stock will become a component of the NASDAQ 100-index, beginning Dec. 20, 2004
- 11/30/04 – Announces the formation of a media holding company with Sumitomo Corporation that will hold each party's stake in J-COM
- 10/25/04 – Announces an agreement to purchase preferred and common equity in a subsidiary of Cable Partners Europe, Callahan Associates Holdings Belgium
- 8/23/04 – Completes $750MM rights offering
- 6/4/04 – Announces rights offering
- 5/24/04 – L Corporation announces that the record date for the L spin-off will be June 1, 2004
- 3/15/04 – L Corporation announces plans to spin-off its international business to create L

Source L Press Releases

Board of Directors

- John C. Malone, CEO, Chairman of the Board
- Robert R. Bennett, President of Liberty Media
- Donne F. Fisher, Former President of Fisher Capital Partners, Ltd
- David E. Rapley, Former Executive VP of Engineering of VECO Corp.
- M. LaVoy Robison, Former executive director and board member of The Anschutz Foundation
- Larry E. Romrell, Former Executive VP of TCI
- J. David Wargo, Former President of Wargo & Company, Inc.

Source L Prospectus

Morgan Stanley

12

Project Alphabet

L Company

L Historical Share Price Performance

Since Spin-off

Trading Statistics (MM, except per share)	
Current (01/14/05)	$43.69
% Change (since 6/2/04)	13.8%
LTM High	$47.27
LTM Low	$29.15
1 Month Avg.	$45.08
3 Month Avg.	$41.26
6 Month Avg.	$37.12
Avg. Daily Trading Volume	0.66
Avg. Daily Trading Value	$24.0


L
$
Volume (MM)
12/21/04: L receives $408MM in cash from J-COM in full satisfaction of all shareholder loans due to L
12/6/04: L buys back $128MM of its shares (3MM Class A stock) from Comcast
8/16/04: L announces 2Q04 results
12/13/04: L added to NASDAQ 100
6/4/04: L announces Rights Offering
8/23/04: L completes $750MM Rights Offering
11/12/04: L announces earnings release and year end 2004 guidance
12/20/04: L announces sale of Telenet and Chorus to U
11/30/04: L announces formation of Super Media Holding Company with Sumitomo by contributing their respective J-COM shares
2-Jun-04
24-Jun-04
16-Jul-04
6-Aug-04
27-Aug-04
20-Sep-04
11-Oct-04
1-Nov-04
22-Nov-04
14-Dec-04
5-Jan-05
Volume
Price

Source: FactSet

Morgan Stanley

13

L Company Indexed Share Price Performance Since L Spin-off Project Alphabet 14 Source FactSet Relative Share Price Performance % S&P 500: +5.3% L: +13.8% NTL: +10.8% Cablevision: +13.5% U: +29.4% Comcast: +16.6%

Project Alphabet

L Company

Summary L Valuation Analysis

- **HoldCo discount is widely acknowledged by research community and confirmed by Morgan Stanley analysis**

Valuation Methodology

Asset	Illustrative Value ($MM)	Low Total	Low Per Share		Total	Per Share
L Cash with Pro Forma Ajustments at 9/30/04 [1]		$1,774	$9.98		$1,774	$9.98
J-COM (9.0x-10.0x '05E EBITDA Multiple) [2]		1,553	8.74		1,817	10.22
JPC (12.0x-14.0x '05E EBITDA Multiple) [3]		528	2.97		615	3.46
Other Assets [4]		742	4.18		795	4.47
Sub-Total Assets (excl. U):		*$4,598*	$25.87		*$5,001*	28.14
Value of U [5]:		*$4,085*	$22.99		*$4,085*	$22.99
Implied L Share Price [6]		*$48.86*			*$51.13*	
% Premium / (Discount) to Current [7]		*11.8%*			*17.0%*	
Illustrative HoldCo Discount:	*10%*	*15%*	*20%*	*10%*	*15%*	*20%*
Adjusted Value of U:	$3,677	$3,472	$3,268	$3,677	$3,472	$3,268
Equity Value of L:	$8,275	$8,070	$7,866	$8,678	$8,474	$8,269
Implied L Share Price [6]	*$46.56*	*$45.41*	*$44.26*	*$48.83*	*$47.68*	*$46.53*
% Premium / (Discount) to Current [7]	*6.6%*	*3.9%*	*1.3%*	*11.8%*	*9.1%*	*6.5%*

Notes
1. Includes L-only cash
2. Based on J-COM 2005E EBITDA of $724MM, Net Debt of $2,244MM, 20% minority interest and 45.4% L interest
3. Based on JPC 2005E EBITDA of $121MM, Net Debt of ($3.0)MM, 28% Minority Interest, and 50% L Interest
4. Includes other public assets (NewsCorp, The Wireless Group, ABC Family Worldwide) and other private assets (Chofu, Mediatti, Liberty Cablevision of P.R., Pramer, Metropois-Intercom S.A., Tomeos Competencias, Premium Movie Partnership)
5. Based on U share price of $9.64 and 424MM shares held by L as of 1/14/05
6. Based on 178MM L shares outstanding
7. Based on L share price of $43.69 as of 1/14/05

Morgan Stanley

15

Project Alphabet

L Company

Analysis of Other Assets

Valuation Methodology

Asset	Methodology	Comments	Illustrative Value ($MM) Low Total	Low Per Share	High Total	High Per Share
Public Assets[1]						
NewsCorp	Current Price/Sale Price	- A/T Proceeds at 37% Taxes	$48	$0.27	$48	$0.27
The Wireless Group	Current Price/Sale Price	- A/T Proceeds at 37% Taxes	26	0.15	26	0.15
ABC Family Worldwide	Book Value	- $407MM Carrying Value less 20% Discount	325	1.83	325	1.83
		Total Other Public Assets:	$399	$2.25	$399	$2.25
Private Assets						
Chorus	Per Sub	- $3000 / sub (56K subs), 31% Interest	$52	$0.29	$52	$0.29
Mediatil	Per Sub	- $2500 / sub (86K subs), 43% Interest	92	0.52	92	0.52
Liberty Cablevision of PR	EBITDA Mult.	- 8.5x - 9.5x multiple, $27MM '04E EBITDA, $112MM Net Debt, 100% Interest	114	0.64	141	0.79
Pramer	EBITDA Mult.	- 8.0x-11.0x multiple, $5MM 2005E EBITDA, $5MM Net Debt, 100% Interest	34	0.19	49	0.27
Metropolis-Intercom S.A.	EBITDA Mult.	- 10.0x-12.0x multiple, $11MM 2005E EBITDA, $55MM Net Debt, 50% Interest	28	0.15	39	0.22
Torneos Competencias	EBITDA Mult.	- 4x multiple, $15MM 2005E EBITDA, $2.6MM Net Debt, 40% Interest	23	0.13	23	0.13
		Total Other Private Assets	$343	$1.93	$395	$2.22
		Total Other Assets:	$742	$4.18	$795	$4.47

Note
1. Market values as of 1/14/05

Morgan Stanley

16

Project Alphabet

L Company

Overview of Jupiter Communications (J-COM)

- **Largest MSO in Japan, with over 5x as many subscribing households as #2 player**
- **1.8MM households and 3.0MM Revenue Generating Units (RGUs)**
- **J-Com Ownership:**
  - **L: 45.4%**
  - **Sumitomo Corp.: 32.1%**
  - **Microsoft: 19.5%**
  - **Mitsui: 1.5%**
  - **Matsushita Electrical Industrial Co.: 1.5%**


Broadband
MSO Contracts
J-COM Broadband Subscribers

Summary

- J-COM Broadband provides cable television, high-speed Internet access and telephony services to customers in the Hokkaido, Kanto, Kansai, and Kyushu regions of Japan
- Competitive Strengths:
  - Largest MSO in Japan
  - Large addressable market with attractive demographics
    - One of the world's largest economies, with ¥499 trillion (approximately $4.8Bn) GDP in 2003
    - GDP per capita of $34K (versus $37K in U.S.)
    - Population density of ≈342 people per square kilometer
  - Market leader in providing bundled services
  - Strong local presence
  - Opportunity to convert approximately 3MM retransmission customers to paying households
  - Leader in HD distribution
  - 100% upgraded arial plant broadband network
- Financial Highlights:
  - EBITDA, net income and free cash flow positive
  - EBITDA margins approaching 40% in 3Q 2004
  - Achieved an increase of ARPU and a decrease of churn rate in 3Q04 by increasing RGUs per household and introduction of new services including digital and 30MBps high-speed Internet

Source: L

Company History

- **Jan. 1995**: Established as a joint venture between Sumitomo Corporation and Tele-Communications International, Inc (currently L)
- **Jul 1997**: Launched telephony service in J-COM Tokyo
- **Jan. 1999**: Launched high-speed Internet access in J-COM Kansai (Osaka)
- **Sept 1999**: Invested in @Home Japan (currently @NetHome)
- **Sept 2000**: Acquired Titus Communications
- **Nov 2000**: Filed S-1 IPO Registration Statement (later withdrawn)
- **Jul 2001**: Launched BS Digital service in all franchises areas
- **Nov 2002**: Started test of VoIP service in Urayasu
- **Sep 2003**: Launched 30Mbps high-speed internet services in J-COM Tokyo
- **Dec 2003**: Launched terrestrial digital services in Kanto and Kansai area
- **Apr 2004**: Launched J-COM TV Digital
- **May 2004**: Established Jupiter VOD

Competitive Profile

Main Competitors

Video	High Speed Internet	Telephony
Sky PerfecTV	Yahoo BB	NTT East and West
Opticast	TEPCO Hikari	Japan Telecom
BBTV	Eo Home Fiber	KDDI Hikari Phone
Plala	B FLET's	NTT Communications
On-line TV	BBIQ	eo Hikari Phone
eo T.V.	KDDI Hikari Plus Net	BB Phone
KDDI Hikari Plus TV		

Morgan Stanley

17

L Company J-COM Valuation Summary Project Alphabet 18 Notes 1. Assumes 45.4% L stake in J-COM and 20% minority interest 2. '05E EBITDA of $724MM, '05 Net Income of $158MM (before minority interest) and net debt of $2.24Bn per management projections. All $ amounts assume 01/14/05 exchange rate of 103¥/$ Implied Value of L Stake in J-COM (1) ($MM) Comparable Company Analysis (2) Discounted Cash Flow Analysis - 9.0x - 10.0x '05 EBITDA - 30.0x - 35.0x '05 Net Income - 8.0% - 10.0% WACC - 7.5x - 8.5x Terminal EBITDA Multiple

Project Alphabet

L Company

J-COM Valuation Matrix

$MM

Value of L Equity Stake	Implied J-COM Equity Value [1]	¥/ Share [2]	Aggregate Value [3]	AV / 2005E EBITDA		2005E P/E [5]		Equity Value / FCF	
				Mgmt Case	Adjusted Mgmt Case [4]	Mgmt Case	Adjusted Mgmt Case [4]	Mgmt Case	Adjusted Mgmt Case [4]
				$724	$688	$158	$150	$188	$179
$1,100	$2,420	¥48,245	$5,270	7.3x	7.7x	19.1x	20.1x	12.9x	13.5x
1,350	2,970	59,210	5,957	8.2	8.7	23.5	24.7	15.8	16.6
1,600	3,520	70,175	6,645	9.2	9.7	27.8	29.3	18.7	19.7
1,850	4,071	81,140	7,333	10.1	10.7	32.2	33.9	21.6	22.8
2,100	4,621	92,105	8,020	11.1	11.7	36.5	38.5	24.5	25.8

Notes
1. Based on 45.4% L Interest
2. Based on 5.146MM J-COM shares outstanding and converted at the current exchange rate of 102.6¥/$ (as of 1/14/05)
3. Based on Net Debt of $2,244MM and 20% minority interest
4. Represents a 5% discount to management's forecast
5. Equity value adjusted for 20% minority interest as $158MM earnings estimate excludes minority interest expense

Morgan Stanley

19

Project Alphabet

L Company

Japanese Cable Company Selected Trading Statistics

January 14, 2005

	Price as of 1/14/05	Equity Value ($MM)	Agg. Value ($MM)	Price/EPS 2004E (x)	Price/EPS 2005E (x)	I/B/E/S 5 Year EPS Growth	Agg. Value[1]/EBITDA 2004E (x)	Agg. Value[1]/EBITDA 2005E (x)
Sky Perfect Communications	$1,062	$2,408	$1,868	46.1x	41.8x	15.0%	24.1x	22.1x
Fuji Television	2,200	5,608	4,356	24.2x	21.3x	3.5%	7.8x	7.3x
Nippon TV Network	152	3,858	3,398	30.0x	22.5x	4.0%	6.8x	7.0x
Tokyo Broadcasting	17	3,007	2,821	20.9x	22.9x	5.0%	8.2x	8.1x
TV Asahi Corp	2,027	2,039	1,489	37.8x	32.2x	4.0%	7.8x	7.5x
			Mean	31.8x	28.1x	6.3%	10.9x	10.4x
			Median	30.0x	22.9x	4.0%	7.8x	7.5x

Morgan Stanley

Note
1. Aggregate Value is defined as Equity Value + Net Debt + Minority Interests – Unconsolidated Assets

20

L Company Overview of Jupiter Programming (JPC) Project Alphabet 21 Summary JPC is Japan's largest multichannel television programming and content provider with interests in 16 platform neutral television channels (as of Jan. 2005) JPC invests in and operates programming assets and provides a variety of services to channels it manages and owns JPC offers economies of scale to its channels through a comprehensive infrastructure of services Advertising Sales: Advertising and sponsorship from companies such as Coca-Cola (Japan), Toyota and All Nippon Airway Co. Marketing & PR: JPC's centralized marketing team supports an individual channel's marketers in public relations and trade marketing, and represents the channels' interests in marketing negotiations with SKY PerfecTV, the main multichannel DTH platform in Japan Channel Operations: Through its subsidiary, Jupiter Broadcasting Systems (JBS), JPC provides origination, transmission and uplink services to JPC channels as well as to several third parties Production: Responsible for overseeing the production of promos, language versioning and original programming for the JPC's channels Other services: Affiliate Sales, Production, Finance & Accounting, Management Support and Regulatory and Government Relations Company Facts Established: March 22, 1996 Headquarters: Tokyo, Japan Net Profit (FY 2003): ¥2.6Bn (approximately $24MM) Investments: Jupiter Broadcasting Services (100%) - Origination, transmission & uplink services Jupiter Satellite Broadcasting (100%) - Broadcasting license holder for CS-124° and CS- 128° E OnLine TV (55%) - License holding company for video-over-ADSL platform Jupiter VOD (48%) InteracTV (42.5%) - Broadcasting license holder for CS-110 Key Financial Statistics ($MM) (1) 2003A 2004E (2) 2005E (2) Total Revenue $466 $578 $751 % Growth 23.9% 30.0% EBITDA $62 $83 $121 % Margin 13.2% 14.3% 16.2% % Growth 33.8% 47.2% Net Income (Loss) $26 $27 $32 % Growth 3.0% 18.0% Channel Investments Jupiter Entertainment 100.0% Jupiter Golf Network 89.9% Jupiter Shop Channel 70.0% Reality TV 50.0% Discovery Channel Japan 50.0% Animal Planet Japan 33.3% AXN Japan 35.0% J SPORTS 123 29.0% Kids Station 15.0% Anime Theater X 12.3% Nihon Eiga (Japanese Movie Channel) 10.0% Jidaigeki (Samurai Drama Channel) 10.0% Nikkei CNBC 9.8% JPC Valuation Table ($MM) 2005 EBITDA Multiple: 12.0x 13.0x14.0x 2005E EBITDA (1) $121 $121 $121 Aggregate Value 1,458 1,5791,701 Less: 2004E Net Debt (1) 3 3 3 Less: Minority Interest (2) (405) (438)(472) Implied Equity Value 1,056 1,1441,232 Impied Value to L (50%) 528 572 616 Notes Based on JPC management projections Assumes 28% minority interest Notes 1. Assumes 01/14/05 exchange rate of 102.6 ¥/$ 2. Forecasts per December 2004 management projections

Project Alphabet Section 4 Transaction Analysis

Transaction Analysis Illustrative Exchange Ratio Sensitivity Analysis Project Alphabet Illustrative U Share Illustrative L Share Price Price $44.00 $46.00 $48.00 $50.00 $52.00 $9.00 0.2045x 0.1957x 0.1875x 0.1800x 0.1731x Implied Exchange Ratio 9.50 0.2159 0.2065 0.1979 0.1900 0.1827 10.00 0.2273 0.2174 0.2083 0.2000 0.1923 10.50 0.2386 0.2283 0.21880.2100 0.2019 11.00 0.2500 0.2391 0.2292 0.2200 0.2115 22

Transaction Analysis Implied Exchange Ratio Analysis 10% HoldCo Discount Project Alphabet Illustrative U Share Illustrative L Share Price Price $44.00 $46.00 $48.00 $50.00 $52.00 $9.00 0.2045x 0.1957x 0.1875x 0.1800x 0.1731x Implied Exchange Ratio 9.50 0.2159 0.2065 0.1979 0.1900 0.1827 10.00 0.2273 0.2174 0.2083 0.2000 0.1923 10.50 0.2386 0.2283 0.21880.2100 0.2019 11.00 0.2500 0.2391 0.2292 0.2200 0.2115 Assumed Implied U U Share Value per Low (2) High (3) Price L Share(1) $25.87 $28.14 L Per Share Value (ex-U) $9.00 $19.32 $45.19 $47.46 Implied LMI Share Price 0.1992x 0.1896x Implied Exchange Ratio 9.42 20.21 $46.08 $48.35 0.2043x 0.1947x 9.58 20.56 $46.43 $48.70 0.2063x 0.1967x 10.00 21.46 $47.34 $49.61 0.2113x 0.2016x 11.00 23.61 $49.48 $51.75 0.2223x 0.2126x : Implied U share price based on offered exchange ratio and Ls share price as of 1/14/05 Notes Based on 794MM U FDSO, 53.4% L stake and 178MM L FDSO. Applied 10% HoldCo discount to U value Based on J-COM value of $1,553MM (9.0x 2005E EBITDA of $724MM, net debt of $2,244MM, 20% minority interest, 45.4% L interest), JPC value of $528MM (12.0x 2005E EBITDA of $121MM, net debt of ($3.0MM), 28% minority interest, 50% L interest), Other Assets of $742MM, and cash with pro forma adjustments of $1,774MM Based on J-COM value of $1,817MM (10.0x 2005E EBITDA of $724MM, net debt of $2,244MM, 20% minority interest, 45.4% L interest), JPC value of $615MM (14.0x 2005E EBITDA of $121MM, net debt of ($3.0MM), 28% minority interest, 50% L interest), Other Assets of $795MM and cash with pro forma adjustments of $1,774MM 23 : Implied U share price based on offered exchange ratio and L's share price as of 1/14/05

Project Alphabet

Transaction Analysis

Implied Exchange Ratio Analysis

HoldCo Discount Sensitivity Analysis

- Assumes the following
  - L owns 53.4% of U
  - 9.0x – 10.0x '05 EBITDA J-COM valuation ($1,553MM – $1,817MM)
  - 12.0x – 14.0x '05E EBITDA JPC valuation ($528MM - $615MM)
  - L Cash and Equivalents of $1.8Bn
  - Other assets ($742MM - $795MM)

	U HoldCo Discount						
	Low			High			
Illustrative U Share Price	10%	15%	20%	10%	15%	20%	
$9.00	$45.19	$44.12	$43.04	$47.46	$46.39	$45.31	Implied L Share Price
	0.1992x	0.2040x	0.2091x	0.1896x	0.1940x	0.1986x	Implied Exchange Ratio
9.42	46.09	44.97	43.84	48.36	47.24	46.11	
	0.2044x	0.2095x	0.2148x	0.1948x	0.1994x	0.2043x	
9.58	46.43	45.29	44.15	48.70	47.56	46.42	
	0.2063x	0.2115x	0.2170x	0.1967x	0.2014x	0.2064x	
10.00	47.34	46.14	44.95	49.61	48.41	47.22	
	0.2113x	0.2167x	0.2225x	0.1931x	0.1979x	0.2029x	
11.00	49.48	48.17	46.86	51.75	50.44	49.13	
	0.2223x	0.2284x	0.2347x	0.1851x	0.1899x	0.1950x	

☐ : Implied U share price based on offered exchange ratio and L's share price as of 1/14/05

Morgan Stanley

24

Project Alphabet Transaction Analysis Analysis of Exchange Ratio Multiple Based Analysis Illustrative U 2005E Implied U Illustrative J-COM Multiple (2) EBITDA Mult. Share Price (1) 8.5x 9.0x 9.5x 10.0x 10.5x 8.5x $9.54 $47.89 $48.63 $49.38 $50.12 $50.86 Implied LMI Share Price 0.1993x 0.1963x 0.1933x 0.1905x 0.1877x Implied Exchange Ratio 8.1% 9.8% 11.5% 13.2% 14.8% Offer as % premium 9.0 $10.27 $49.62 $50.36 $51.10 $51.84 $52.58 0.2069x 0.2039x 0.2009x 0.1980x 0.1953x 4.1% 5.7% 7.3% 8.8% 10.4% 9.5 $10.99 $51.34 $52.08 $52.82 $53.56 $54.30 0.2140x 0.2110x 0.2080x 0.2052x 0.2024x 0.7% 2.1% 3.6% 5.0% 6.5% 10.0 $11.71 $53.06 $53.80 $54.54 $55.28 $56.02 0.2207x 0.2177x 0.2147x 0.2118x 0.2090x (2.4%) (1.0%) 0.4% 1.7% 3.1% 10.5 $12.43 $54.78 $55.52 $56.26 $57.00 $57.74 0.2269x 0.2239x 0.2210x 0.2181x 0.2153x (5.0%) (3.8%) (2.5%) (1.2%) 0.1% 25 Notes Based on U 2005E EBITDA of $1,146MM, U Net Debt of $3,163MM, $1.0Bn of unconsolidated assets, and U FDSO of 794MM. Assumes no HoldCo discount in L share of U Based on JCOM EBITDA of $724MM, J-COM Net Debt of $2,244MM, 20% Minority Interest, 45.4% L interest, 178MM L FDSO, $724MM of other assets, $528MM value for JPC, and $1,774 of L cash At an exchange ratio of 0.2155x and an assumed U 2005E EBITDA multiple of 9.0x, J-COM's implied 2005E EBITDA multiple is 7.2x At a J-COM EBITDA multiple of 10.5x, the implied U 2005E EBITDA multiple is 10.5x

Project Alphabet

Transaction Analysis

Analysis of Exchange Ratio

J-COM Values Implied by Exchange Ratio

$MM, except per share

U Share Price	Implied L Share Price [1]	Implied Value of J-COM Stake [2]	Implied J-COM Aggregate Value [3]	Implied J-COM AV / '05E EBITDA [4]
$9.00	$41.76	$563	$3,793	5.2x
9.42	43.71	732	4,256	5.9
9.58	44.45	796	4,433	6.1
10.00	46.40	964	4,896	6.8
11.00	51.04	1,365	5,998	8.3

☐ : Implied U share price based on offered exchange ratio and L's share price as of 1/14/05

Notes
1. Based on exchange ratio of 0.2155x
2. Based on $1,774MM in cash, $1,270MM in other assets (including JPC), and value of U holdings based on 424MM shares
3. Based on 45.4% L interest, 20% minority interest, and net debt of $2,244MM
4. Based on 2005E EBITDA of $724MM

Morgan Stanley

26

Project Alphabet Transaction Analysis Analysis of Exchange Ratio DCF Based Analysis Illustrative J-COM DCF Value (L's Stake in J-COM)(2) Illustrative Implied $2,100 $2,300 $2,500 $2,700 U DCF Value U Value per Illustrative J-COM DCF Value (L's Stake in J-COM) per L Share(3) Per Share L Share(1) $11.82 $12.94 $14.07 $15.19 $10.00 $23.85 $52.80 $53.92 $55.05 $56.17 Implied L Share Price (4) 0.1894x 0.1855x 0.1817x 0.1780x Implied Exchange Ratio 11.00 26.23 $55.18 $56.31 $57.43 $58.56 0.1993x 0.1954x 0.1915x 0.1879x 12.00 28.62 $57.57 $58.69 $59.82 $60.94 0.2085x 0.2045x 0.2006x 0.1969x 13.00 31.00 $59.95 $61.08 $62.20 $63.33 0.2168x 0.2129x 0.2090x 0.2053x 14.00 33.39 $62.34 $63.46 $64.59 $65.71 0.2246x 0.2206x 0.2168x 0.2131x 15.00 35.77 $64.72 $65.85 $66.97 $68.10 0.2318x 0.2278x 0.2240x 0.2203x 16.00 38.16 $67.10 $68.23 $69.36 $70.48 0.2384x 0.2345x 0.2307x 0.2270x 27 Notes Based on 794 U FDSO, 53.4% L interest, 178MM L FDSO. Assumes no HoldCo discount Implies L's 45.4% interest including a 20% minority interest Based on 178MM L FDSO Assumes $724MM of other assets, $528MM value for JPC, and $1,774 of L cash

Implied U share price based on exchange ratio offer (.2155x) and current L share price (1/14/05) Transaction Analysis Combination Benefit Analysis(1) Project Alphabet Illustrative Value of Combination Benefits $0 $250 $500 $750 Illustrative L Pro Forma Per Share Value Share Price $0.00 $0.97 $1.94 $2.91 $40.00 $8.62 $8.83 $9.04 $9.25 Impl. U Share Price (11%) (8%) (6%) (4%) Prem. / (Disc.) to Current (2)(1%) 2% 4% 7% Prem. / (Disc.) to 1 Month Prior (3)$42.00 $9.05 $9.26 $9.47 $9.68 (6%) (4%) (2%) 0% 5% 7% 9% 12% $43.69 $9.42 $9.62 $9.83 $10.04 (2%) (0%) 2% 4% 9% 11% 13% 16% $44.00 $9.48 $9.69 $9.90 $10.11 (2%) 1% 3% 5% 9% 12% 14% 17% $46.00 $9.91 $10.12 $10.33 $10.54 3% 5% 7% 9% 14% 17% 19% 22% $48.00 $10.34 $10.55 $10.76 $10.97 7% 9% 12% 14% 19% 22% 24% 27% $50.00 $10.78 $10.98 $11.19 $11.40 12% 14% 16% 18% 24% 27% 29% 32% Implied U share price based on exchange ratio offer (.2155x) and current L share price (1/14/05) Notes For illustrative purposes only. Analysis does not represent what NewCo share price may actually trade at any time Based on current U share price of $9.64 as of 1/14/05 Based on U share price of $8.67 as of 12/14/04 Analysis assumes .2155x exchange ratio, implying 80MM new L shares issued resulting in 258MM pro forma L shares outstanding 28

Project Alphabet

Transaction Analysis

"Has" / "Gets" Analysis

- A combination of U with L would result in U shareholders having lower net debt in NewCo per existing U share

$MM, except per share

Metrics	U[1]	L (excl. U)[2]	Pro Forma[3]	Variance Value	Variance %
2004E EBITDA	$875	$274	$1,149	$274	31.3%
Net Debt	$3,163	($142)	$3,021	($142)	(4.5%)
Non-Consolidated Assets	$1,000	$628	$1,628	$628	62.8%
EBITDA per Share	$1.10	-	$0.94	($0.16)	(14.5%)
Net Debt per Share	$3.98	-	$2.48	($1.51)	(37.8%)
Non-Consolidated Assets per Share	$1.26	-	$1.33	$0.08	6.0%
Net Debt/EBITDA per Share	3.6x	-	2.6x	(1.0x)	(27.3%)

Notes
1. 2004 estimates per U forecast. Unconsolidated assets based on market values and book values per 9/30/04 10Q. Based on 794MM U FDSO
2. 2004 estimates per L forecast. Incorporates L's proportional interest in EBITDA and Net Debt of J-COM, JPC and Puerto Rico asset. Unconsolidated assets based on illustrative analysis. Based on 178MM L FDSO
3. Based on current exchange ratio of 0.2155x, 370MM minority U shares

Morgan Stanley

29

Project Alphabet

Transaction Analysis

Cross Ownership Analysis

U and L

- **148 of the 239 (62%) institutional holders of U hold L**
  - **Holdings of the 148 institutions represent approximately 70% (top 25 account for 56%) of U's public float and approximately 46% (top 25 account for 39%) of L's total market value**

Top 25 U / L Cross Holdings
($ MM)

	U			L			
Institution	Shares	Value [1]	% of Float	Shares	Value [1]	% of Float	Total Value [1]
Capital Research & Management Co.	55.9	$542.3	15.1%	7.4	$344.7	4.6%	$887.0
Transamerica Investment Management LLC	3.1	30.2	0.8%	7.5	346.1	4.7%	376.3
Smith Barney Asset Management	10.4	100.5	2.8%	4.4	203.8	4.1%	304.3
Janus Capital Management LLC	2.7	26.6	0.7%	6.2	288.9	3.0%	315.5
OppenheimerFunds, Inc.	31.5	305.9	8.5%	0.2	8.3	0.1%	314.2
Fidelity Management & Research Co.	2.7	26.3	0.7%	5.2	241.0	3.2%	267.3
PEA Capital LLC	18.8	182.8	5.1%	1.5	70.1	0.9%	252.9
Orbis Investment Management Ltd.	5.8	56.4	1.6%	2.9	135.4	1.8%	191.8
General Electric Asset Management	0.4	3.9	0.1%	3.7	173.4	2.3%	177.3
GAMCO Investors, Inc.	5.5	53.3	1.5%	2.5	117.2	1.3%	170.5
Arnhold & S. Bleichroeder Advisers, Inc.	7.1	68.5	1.9%	2.2	100.6	1.4%	169.0
Vanguard Group, Inc.	7.3	70.9	2.0%	2.1	99.5	0.4%	170.4
Wellington Management Co. LLP	14.3	138.6	3.9%	0.7	30.3	1.1%	168.9
Marathon Asset Management Ltd.	8.1	78.2	2.2%	1.7	79.5	1.3%	157.8
SSgA Funds Management	3.0	29.3	0.8%	2.0	92.3	1.2%	121.6
Eagle Capital Management LLC	1.5	14.9	0.4%	2.3	104.5	1.4%	119.4
RS Investment Management LP	6.6	64.1	1.8%	1.0	48.3	0.7%	112.5
Neuberger Berman LLC	2.6	25.7	0.7%	1.8	82.3	1.1%	107.9
Fir Tree, Inc.	2.1	20.0	0.6%	1.8	84.0	1.1%	103.9
Putnam Investment Management, Inc.	1.5	15.0	0.4%	1.5	71.6	1.0%	86.5
HBK Investments LP	0.0	0.0	0.0%	1.7	78.2	0.3%	78.2
Barclays Global Investors, N.A.	6.0	58.5	1.6%	0.4	18.9	0.6%	77.4
Columbia Wanger Asset Management LP	3.0	29.1	0.8%	1.0	45.0	0.6%	74.1
TIAA-CREF Investment Management LLC	2.1	20.2	0.6%	1.0	47.6	0.8%	67.8
Osterweis Capital Management, Inc.	6.7	64.9	1.8%	0.0	0.5	0.0%	65.4
Total	208.9	$2,026.0	56.4%	62.8	$2,912.0	39.1%	$4,938.0

Source: FactSet Research Systems

Note
1. As of December 2004

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30

Project Alphabet Section 5 Precedent Transaction Analysis

Precedent Transaction Analysis Premiums Paid in Precedent Squeeze-Outs Project Alphabet Morgan Stanley reviewed minority "squeeze-out" transactions with the following criteria: Cash and/or stock transactions greater than $1Bn Stock-only transactions greater than $500MM 31 Historically, precedent minority squeeze-outs have on average occurred at lower premiums to the unaffected share price than M&A transactions in general Median premium for minority squeeze-outs in our identified criteria is approximately 24% for deals greater than $1Bn in size and 19% for stock-only deals greater than $500MM in size Factors affecting size of premium paid: Deal size Size of initial ownership (vote / economic) Cash vs. stock consideration Relative size of Parent vs. Target Recent share price history / movement pre-negotiation

Project Alphabet

Special Committee Considerations

Precedent Minority Squeeze-Out Transaction Analysis

U.S. Completed Transactions over $1Bn since 1995

U.S. Minority Squeeze-Outs over $1Bn since 1995

Initial and Final Premiums (%)



50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
47.6%
9.8%
35.0%
15.4%
30.1%
7.5%
26.0%
16.0%
25.6%
25.6%
24.7%
9.0%
24.5%
23.2%
22.4%
22.4%
22.1%
15.8%
19.4%
7.5%
14.9%
4.6%
12.0%
6.1%
10.5%
6.4%
13.6%
9.0%
Median Premium 23.5%
UGC Europe Inc
Vastar Resources
Expedia
Cox Comm.
GEICO Corp
Hartford Life
Travelers P/C
Life Tech.
Rhone-Poulenc Rorer
Hotels.com
AXA Financial
Intimate Brands
CareInsite
Infinity Broadcasting
Size ($Bn)
1.4
1.6
3.6
8.4
2.3
1.3
2.5
1.4
4.8
1.2
11.2
1.6
1.9
13.6

Source: Company press releases, public filings and FactSet

Initial Premium
Incremental Premium

Cash-only Transaction
Cash/Stock Mix Transaction
Stock-only Transaction

Morgan Stanley

32

Project Alphabet

Special Committee Considerations

Precedent Minority Squeeze-Out Transactions

Deals of $1Bn or more, 1995 – YTD

Minority Squeeze-out Transactions (Deals of $1Bn or more since 1995)

Date Announced	Target Name	Acquirer Name	Acquirer Market Cap [1] ($MM)	Trans. Value [2]	Trans. Value as % of Acquirer Market Cap	% Initial Ownership	% Sought	Initial Premium (%)	Final Premium (%)	Price per Share ($)	Public / Private Process	Majority of Minority?	Tender / Merger	Consid Structure Description
8/15/2000	Infinity Broadcasting Corp	Viacom Inc	105,432	13,649	13%	62%	38%	14%	9%	32.89	Public	No	Merger	Stock Only
8/30/2000	AXA Financial Inc	AXA-UAP SA	52,996	11,189	21%	60%	40%	5%	15%	54.63	Public	No	Tender	Cash and Stock [3]
8/2/2004	Cox Communications	Cox Enterprises	NM	8,390	NM	62%	38%	16%	26%	34.75	Public	Yes	Tender	Cash Only
6/26/1997	Rhone-Poulenc Rorer Inc	Aventis SA	13,905	4,832	35%	63%	37%	16%	22%	97.00	Public	No	Tender	Cash Only
3/19/2003	Expedia	USA Interactive	25,197	3,636	14%	58%	42%	8%	30%	81.41	Public	No	Merger	Stock Only
3/21/2000	Travelers Property Casualty	Citigroup Inc	195,527	2,449	1%	85%	15%	23%	25%	41.95	Public	No	Tender	Cash Only
8/25/1995	GEICO Corp	Berkshire Hathaway Inc	30,328	2,349	8%	53%	47%	26%	26%	70.00	Public	Yes	Merger	Cash Only
2/14/2000	Careinsite, Inc.	Healtheon/WebMD Corporation	8,696	1,884	22%	67%	33%	6%	11%	16.17	Public	No	Merger	Stock Only
2/4/2002	Intimate Brands Inc	Limited Inc	7,615	1,645	22%	82%	18%	6%	12%	19.72	Public	No	Tender	Stock Only
3/17/2000	Vastar Resources Inc	BP Amoco PLC	166,832	1,576	1%	80%	20%	15%	35%	83.00	Public	Yes	Merger	Cash Only
7/9/2000	Life Technologies	Invitrogen	1,825	1,444	79%	72%	28%	22%	22%	60.00	Public	No	Merger	Cash or Stock [4]
10/6/2003	UGC Europe Inc	UnitedGlobalCom Inc	2,595	1,352	52%	67%	33%	10%	48%	78.24	Public	Yes	Tender	Stock Only
3/27/2000	Hartford Life (ITT Hartford)	Hartford Fin Svcs Group Inc	9,178	1,325	14%	80%	20%	9%	25%	50.50	Public	No	Tender	Cash Only
4/10/2003	Hotels.com	InterActiveCorp	13,284	1,237	9%	62%	38%	8%	19%	60.24	Public	No	Merger	Stock Only
					Cash Transaction Average:			17.5%	26.3%					

Source: Company press releases, public filings and FactSet

Notes
1. Market Cap at date of transaction announcement
2. Excludes assumed liabilities
3. Consideration structure includes $32.10 cash and .271 AXA ADRs
4. Each outstanding share of Life Technologies common stock converts into $60.00 in cash or Invitrogen stock or both

Morgan Stanley

33

Project Alphabet

Special Committee Considerations

Precedent Minority Squeeze-Out Transaction Analysis

U.S. All-Stock Completed Transactions over $500MM since 1995

U.S. All-Stock Minority Squeeze-Outs over $500MM since 1995

Initial and Final Premiums (%)


50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
47.6
30.1%
28.6%
23.4%
19.4%
12.0%
10.5%
13.6%
2.3%
9.8%
7.5%
15.0%
7.5%
7.5%
6.1%
6.4%
9.0%
Median Premium 19.4%
UGC Europe Inc
Expedia
NRG Energy Inc
Ticketmaster
Hotels.com
Intimate Brands Inc
CareInsite, Inc.
Infinity Broadcasting Corp
Thermo Instrument Systems Inc
Size ($Bn)
1.4
3.6
.7
.8
1.2
1.6
1.9
13.6
.8

Source: Company press releases, public filings and FactSet

Initial Premium

Incremental Premium

Morgan Stanley

34

Precedent Transaction Analysis 35 Precedent Minority Squeeze-Out Transactions All-Stock Deals of $500MM or more, 1995 - YTD Project Alphabet Minority Squeezeout Transactions (All-Stock Deals of $500MM or more since 1995) Share Price Premium Exchange Ratio Analysis Bump History Trans. Value as % Initial % Initial At-Market Total Exch. Public/ Aquiror Market Trans. Initial Final Offer Increase Price per Majority of Tender / Date Announced Target / Acquiror % of Acquirer Economic Voting % Sought Exchange Initial 1 2 3 Ratio Private Cap (1) ($MM) Value (2) Premium (%) Premium (%) (%) Share ($) Minority? Merger Market Cap Ownership Ownership Ratio Premium Process Infinity Broadcasting Corp/ 8/15/2000 105,432 13,649 13% 62% 90% 38% 14% 9% 5% 32.89 0.496 0.564 0.592 - - 19% Public No Merger Viacom Inc (3) 3/19/2003 Expedia / USA Interactive 25,197 3,636 14% 58% 95% 42% 8% 30% 44% 81.41 1.254 1.3485 1.8875 1.9288 1.9388 55% Public No Merger CareInsite, Inc. / 2/14/2000 8,696 1,884 22% 67% 67% 33% 6% 11% 4% 16.17 1.175 1.250 1.265 1.300 - 11% Public No Merger Healtheon/WebMD Corporation 2/4/2002 Intimate Brands Inc / Limited Inc. 7,615 1,645 22% 82% 94% 18% 6% 12% 5% 19.72 0.986 1.046 1.100 - - 12% Public No Tender UGC Europe Inc / 10/6/2003 2,595 1,352 52% 67% 67% 33% 10% 48% 14% 78.24 8.197 9.0 10.3 - - 26% Public Yes Tender UnitedGlobalCom Inc (3) 4/10/2003 Hotels.com / InterActiveCorp 13,284 1,237 9% 62% 97% 38% 8% 19% 33% 60.24 1.680 1.806 2.400 - - 43% Public No Merger 5/31/2002 Ticketmaster / USA Interactive 11,779 841 7% 63% 93% 37% 8% 23% 16% 15.85 0.751 0.807 0.875 0.913 0.935 25% Public No Merger 2/2/2000 Thermo Instrument Systems Inc 2,719 832 31% 89% 89% 11% 2% 2% 0% 20.40 0.831 0.85 - - - 2% Private No Tender / Thermo Electron Corp 2/15/2002 NRG Energy Inc / Xcel Energy 7,919 673 8% 74% 97% 26% 15% 29% 3% 12.86 0.421 0.485 0.500 - - 19% Public Yes Tender Mean 8% 20% 14% 23% Median 8% 19% 5% 19% Source: Company press releases, public filings and FactSet Notes Market Cap at date of transaction announcement Excludes assumed liabilities 3. Initial and secondary exchange rate offers for the Expedia and Hotels.com transactions reflect an approximate 5 month break in negotiations Source: Company press releases, public filings and FactSet (3) (3)

Project Alphabet Appendix A U Supplemental Materials

U Supplemental Materials Overview of U Project Alphabet 36 Recent Events 12/22/04 - Acquires Telemach, largest Slovenian broadband communications provider, from EMP Europe for €74M 12/20/04 - Announces acquisition of L's indirect interests in Telenet Group Holding N.V. and Chorus Communications 11/16/04 - Announces acquisition of part of the Canal+ premium sports/movie programming business in Netherlands 7/7/04 - Completes acquisition of Noos 3/31/04 -Announces €500MM convertible senior note offering 1/12/04 - Announces $1Bn rights offering 1/5/04 - Announces that L has completed the acquisition of the outstanding shares of Class B stock of U from the Company's founding shareholders 12/17/03 - U shareholders approve issuance of shares in exchange offer for U Europe shares Source U website Board of Directors Gene W. Schneider, Chairman of the Board, U Robert R. Bennett, President and CEO, Liberty Media John P. Cole, Jr., Founder, Cole, Raywid, and Braverman John W. Dick, Chairman, Hooper Industries Group Bernard Dvorak, SVP / Controller, L Michael T. Fries, President and CEO, U Paul A. Gould, Managing Director, Allen & Company Gary S. Howard, Director, Liberty Media and Intelsat David B. Koff, SVP, Liberty Media John C. Malone, Chairman of the Board, L Summary U is the largest international broadband communications provider of video, voice, and internet services spanning 14 countries As of 9/30/04, U's networks reached approximately 15.5MM homes and over 11.1MM subscribers Subscribers include 9.1MM video, 1.3MM high-speed internet, and 0.8MM voice U Europe, Inc. is the Company's largest consolidated operation, providing services across 11 European countries (10MM subscribers) Business divisions are UPC Broadband and chellomedia The Company's primary Latin American operation, VTR GlobalCom S.A., is the largest MSO in Chile Other businesses include: Operations in Brazil and Peru, An approximate 19% interest in SBS Broadcasting S.A., a publicly traded European commercial television and radio broadcasting company, and An approximate 34% interest in Austar United Communications Ltd., a publicly traded pay-TV provider in Australia Recent 3Q04 performance: Revenue growth of 39% to $658 million Operating Cash Flow growth of 41% to $242 million Net RGU additions (excluding Noos) of 103,900 Executive Officers Gene W. Schneider, Chairman of U Michael T. Fries, Chief Executive Officer Frederick G. Westerman III, Co-Chief Financial Officer Charles Bracken, Co-Chief Financial Officer Subscriber Statistics As of 9/30/04 Franchise Homes 20,313,500 Homes Passed 15,510,100 Two-Way Homes Passed 10,041,500 Analog Cable Subscribers 8,176,600 Digital Cable Subscribers 685,800 Digital DTH Subscribers 213,800 Total Video Subscribers 9,076,200 Voice Subscribers 761,000 Internet/Data Subscribers 1,299,800 Total RGU's 11,137,000 U's principal unconsolidated assets include: SBS Broadcasting Austar United TKP (25% interest in a Canal+ Polish subsidiary) Iberian Programming Services (Multicanal)

Project Alphabet

- L has 53.4% economic ownership and 90.9% voting power of U

U Supplemental Materials

U Shareholder Analysis

U Shareholder Analysis
(000s)

	# of Series A Common Shares	# of Series B Common Shares	# of Series C Common Shares	% Economic	% Voting[1]
Institutional Holdings					
Capital Research & Management Company	55,909	0	0	7.0%	1.3%
OppenheimerFunds, Inc.	31,533	0	0	4.0%	0.7%
PEA Capital, LLC	18,848	0	0	2.4%	0.4%
MacKay Shields LLC	16,172	0	0	2.0%	0.4%
Lone Pine Capital, L.L.C.	14,532	0	0	1.8%	0.3%
Wellington Management Company, LLP	14,293	0	0	1.8%	0.3%
York Capital Management, L.P.	8,471	0	0	1.1%	0.2%
Smith Barney Asset Management	8,275	0	0	1.0%	0.2%
Marathon Asset Management Ltd.	8,065	0	0	1.0%	0.2%
Silver Point Capital	7,501	0	0	0.9%	0.2%
Vanguard Group, Inc.	7,310	0	0	0.9%	0.2%
All Other Institutional Holdings	149,901	0	0	18.9%	3.5%
Total Institutional Holdings	340,811	0	0	42.9%	7.9%
L	35,829	10,493	377,462	53.4%	90.9%
Mark L. Schneider	302	0	0	0.0%	0.0%
Gene W. Schneider	268	0	0	0.0%	0.0%
Albert Carollo	230	0	0	0.0%	0.0%
Other Publicly Held Shares	26,649	0	2,141	3.4%	1.1%
Total Shares	404,089	10,493	379,603	100.0%	100.0%
Shares Not Owned by L	368,259	0	2,141	46.6%	9.1%

Source: Thomson Ownership, U Company Data

- Denotes holder of L shares

Note
1. Based on 1 vote per Series A share, 10 votes for Series B and Series C shares

Morgan Stanley

37

Project Alphabet

U Supplemental Materials

U Summary Statistics

$MM

	As of 12/31/03 per 10K		9 Months Ended 9/30/04 per 10Q			
Country	RGUs	%	Revenue	%	EBITDA	%
Netherlands	2,847	31.1%	$520	29.7%	$267	41.7%
Austria	882	9.6%	222	12.7%	86	13.5%
France UPC	558	6.1%	94	5.4%	11	1.6%
Belgium	159	1.7%	27	1.6%	12	1.9%
Sweden	375	4.1%	64	3.7%	26	4.0%
Norway	435	4.7%	81	4.6%	27	4.3%
Hungary	917	10.0%	156	8.9%	63	9.9%
Czech Republic	404	4.4%	58	3.3%	26	4.1%
Slovak Republic	298	3.3%	24	1.4%	11	1.7%
Romania	333	3.6%	19	1.1%	9	1.4%
Poland	1,022	11.2%	77	4.4%	27	4.3%
Other	--	--	19	1.1%	(50)	(7.8%)
Total (ex. Noos & Chorus)	8,230	89.9%	$1,361	77.7%	$517	80.7%
Chellomedia	--	--	179	10.2%	35	5.5%
Noos	--	--	89	5.1%	18	2.8%
Chorus	--	--	--	--	--	--
Eliminations	--	--	(102)	(5.8%)	0	0.0%
Total Europe	8,230	89.9%	$1,526	87.1%	$570	89.0%
VTR	926	10.1%	$222	12.7%	$75	11.7%
Corporate / Other	--	--	3	0.2%	(5)	(0.7%)
Total U	9,155	100.0%	$1,751	100.0%	$641	100.0%

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38

Project Alphabet

U Supplemental Materials

U Research Analyst Commentary

Broker	Date	Rating	Price at Report	Price Target[1] Current	Price Target[1] Present Value	Target % Premium / (Discount) Current Target	Target % Premium / (Discount) PV Target
Morgan Stanley	1/14/2005	Equal-Weight	$9.51	$11.00	$10.00	15.7%	5.2%
Janco Partners	1/12/2005	Buy	9.26	15.27	13.88	64.9%	49.9%
Stifel, Nicolaus	11/11/2004	Market Outperform	8.10	13.00	12.01	60.5%	48.2%
JB Hanauer & Co.	11/11/2004	Outperform	8.10	10.50	9.70	29.6%	19.7%
JP Morgan	11/9/2004	Neutral	7.91	NA	NA	NA	NA
Independent Research Group	9/22/2004	Buy	7.25	11.00	10.24	51.7%	41.3%
			Mean	$12.15	$11.17	44.5%	32.9%
			Median	$11.00	$10.24	51.7%	41.3%

Analyst Commentary

Positives

- We believe that it is inevitable that consumers will interact more and more with their TV in the future and that U is positioned to turn that trend into growth for their video business. The digital tier is an unregulated tier where U can charge customers what they feel the market will bear

  – Stifel, Nicolaus (11/11/04)

- U shares trade at an EV/EBITDA multiple of 8x our 2005 estimate, a premium to its UK peers. At current levels, we continue to favor NTL, given the greater execution (and potential M&A) risk associated with U's pan-European strategy

  – JP Morgan (11/10/04)

- We believe strongly in U's prospects because it has a loyal analog subscriber base, average monthly churn of only 0.7% in Europe, and little competition from satellite in key served markets. Moreover, the Company has been adding high-margin broadband customers at a rapid pace

  – IRG Research (9/22/04)

Potential Issues

- …We would not be surprised to see some retreat in U shares if no announcement [from L regarding an acquisition] is made, as hedge funds actively trade U and are often driven by rumors

  – Stifel, Nicolaus (11/11/04)

- Although we expect the company to be cautious in any potential M&A transaction(s), we believe U shares could underperform if the company overpays in such a transaction. On the other hand, U's shares could outperform if L decides to purchase the remainder of U that it doesn't already own

  – JP Morgan (11/10/04)

- A large part of U's long-term growth strategy is to integrate cable acquisitions into its portfolio of assets. An unsuccessful acquisition could damage the company's ability to grow free cash flow, encumber management resources, or worse, over-leverage the company

  – IRG Research (9/22/04)

Note
1. Discount rate of 10% applied to PV calculation. Amount of discount proportionate to date of report

Morgan Stanley

39

Project Alphabet

U Supplemental Materials

U Comparative Research Estimates

Research Projections

	2004E	2005E	2006E	2007E	2008E	2009E	CAGR
Revenue							
Morgan Stanley	$2,457	$3,172	$3,409	$3,630	$3,866	$4,101	*10.8%*
Stifel, Nicolaus	2,482	3,074	3,345	3,672	4,041	4,457	*12.4%*
IRG	2,457	2,912	3,144	NA	NA	NA	
Janco Partners	2,455	3,092	NA	NA	NA	NA	
U[1]	2,443	3,368	NA	NA	NA	NA	
EBITDA							
Morgan Stanley	$789	$1,160	$1,252	$1,350	$1,448	$1,552	*14.5%*
Stifel, Nicolaus	887	1,108	1,232	1,378	1,546	1,741	*14.4%*
IRG	871	1,033	1,171	NA	NA	NA	
Janco Partners	868	1,096	NA	NA	NA	NA	
U[1]	875	1,146	NA	NA	NA	NA	
FCF							
Morgan Stanley	$278	$343	$517	$617	NA	NA	NA
Stifel, Nicolaus	203	359	506	675	864	1,079	*39.6%*
IRG	NA	NA	NA	NA	NA	NA	
Janco Partners	221	322	NA	NA	NA	NA	
U[1]	264	189	NA	NA	NA	NA	

Note
1. U's budget 2005 estimates adjusted for spot exchange rate (1.31 $ / €) – currently U utilizes 1.23 in their current budget

Morgan Stanley

40

Project Alphabet

U Supplemental Materials

U.S. & European Cable Company Selected Trading Statistics

January 12, 2005

	Price as of 1/14/05	LTM High	% of LTM High	LTM Low	Equity Value ($MM)	Agg. Value[1] ($MM)	Cable Agg. Value[2] / Cable EBITDA 2004E (x)	2005E (x)	Cable Agg. Value[2] / '04E Subs ($)	Price/FCF[3] 2004E (x)	2005E (x)	'04E EBITDA Multiple / '04 - '07 EBITDA Growth (x)	'04E FCF Multiple / '04 - '07 FCF Growth (x)
US													
Comcast	$33.57	$36.50	92.0%	$26.25	74,755	86,167	10.9x	9.7x	3,803	33.6x	23.2x	1.4	1.4
Charter	$2.05	$5.69	36.0%	$2.00	1,370	19,942	10.6x	10.3x	3,283	NM	NM	2.0	NM
Cablevision	$24.35	$27.70	87.9%	$16.13	7,060	13,775	10.6x	9.5x	4,284	NM	NM	1.3	NM
Insight	$9.56	$11.73	81.5%	$7.83	576	3,987	9.4x	8.7x	3,102	10.8x	11.7x	1.4	NM
Mediacom	$6.23	$10.00	62.3%	$5.06	737	3,730	8.8x	8.5x	2,555	12.0x	8.3x	1.8	0.8
Europe													
NTL	$67.62	$73.79	91.6%	$46.65	6,099	11,319			3,131	21.5x	14.3x	1.3	0.7
Telewest	$16.67	$19.75	84.4%	$9.78	4,084	7,186			3,853	43.3x	16.8x	2.7	0.9
					Mean		10.1x	9.3x	3,430	24.2x	14.8x	1.7	1.0
					Median		10.6x	9.5x	3,283	21.5x	14.3x	1.4	0.9

Notes
1. Aggregate Value is defined as Equity Value + Net Debt + Minority Interests – Unconsolidated Assets
2. Cable Aggregate Value is defined as Aggregate Value - Non Cable Assets
3. Cable Equity Value is defined as Equity Value – Non-Core Assets
4. LFCF is defined as ULFCF – Net Interest Expense and reflects LFCF of the whole business, rather than cable-only

Morgan Stanley

41

U Supplemental Materials U Discounted Cash Flow Analysis Summary Adjusted Case Project Alphabet U Discounted Cash Flow Summary (1) ($MM) Years Ending Dec 31, CAGR 2004E 2005E 2006E 2007E 2008E 2009E '04 - '09 Revenue $2,443 $3,368 $3,637 $3,892 $4,125 $4,373 12.3% Annual Growth NA 37.8% 8.0% 7.0% 6.0% 6.0% EBITDA 875 1,146 1,262 1,362 1,444 1,530 11.8% Annual Growth NA 31.0% 10.1% 7.9% 6.0% 6.0% Margin 35.8% 34.0% 34.7% 35.0% 35.0% 35.0% Capital Expenditures (391) (674) (727) (739) (743) (787) % of revenue 16.0% 20.0% 20.0% 19.0% 18.0% 18.0% Free Cash Flow to the Unlevered Firm (2) $516 $431 $493 $636 $704 $740 7.5% Annual Growth NM (16.3%) 14.3% 28.9% 10.7% 5.1% U Equity Value per Share Implied Perpetual Growth Rate of FCF Terminal EBITDA Multiple Terminal EBITDA Multiple WACC 7.50x 7.75x 8.0x 8.25x 8.50x WACC 7.50x 7.75x 8.0x 8.25x 8.50x 8.00% $10.66 $11.01 $11.35 $11.70 $12.05 8.00% 3.0% 3.2% 3.3% 3.5% 3.6% 8.50% 10.38 10.72 11.06 11.40 11.74 8.50% 3.5% 3.7% 3.8% 3.9% 4.1% 9.00% 10.11 10.44 10.77 11.10 11.43 9.00% 4.0% 4.1% 4.3% 4.4% 4.6% 9.50% 9.84 10.16 10.49 10.81 11.14 9.50% 4.5% 4.6% 4.8% 4.9% 5.0% 10.00% 9.58 9.90 10.22 10.53 10.85 10.00% 4.9% 5.1% 5.2% 5.4% 5.5% 42 Notes 2004E - 2005E per U budget (2005E readjusted for spot exchange rate of 1.31$/€). Unlevered FCF = EBIT- Capital Expenditures + D&A - Investment in Working Capital Key DCF Assumptions U consolidated projections based on Company 2005 budget Terminal value calculated as a multiple of 2010E EBITDA Net debt and minority interest of $3.2Bn No taxes paid Unconsolidated assets of approximately $1.0Bn

Project Alphabet

U Supplemental Materials

Cost of Capital Analysis Worksheet

Company	Levered Beta	Market Cap [1]	Book Value of Debt [2]	Tax Rate	D/E	Unlevered Beta
Cablevision	1.515	7.1	8.0	35%	114%	0.870
Comcast	1.132	74.8	22.5	35%	30%	0.947
DirecTV	1.086	22.3	2.4	35%	11%	1.014
NTL	1.069	6.1	5.5	35%	90%	0.674
Average Beta						**0.88**
Median Beta						**0.91**

Cost of Equity		
Unlevered Beta	**0.9**	
Assumed Debt/Equity	**59.0%**	
Levered Beta	**1.257**	
Risk Premium	**5.5%**	**7.0%**
Risk-Free Rate [3]	4.2%	4.2%
Cost of Equity [4]	11.1%	13.0%

Weighted Average Cost of Capital

Cost of Equity	**11.1%**	**13.0%**
Cost of Debt	5.50%	5.50%
Tax Rate	35.0%	35.0%
% Debt Capitalization	37.1%	37.1%
WACC	**8.3%**	**9.5%**

Notes
1. Based on market prices as of 1/14/05. Includes dilution from options
2. As per company filings
3. Risk-free rate assumed to be U.S. 10-year treasury of 4.2%
4. Cost of Equity = Beta * Risk Premium + Risk-Free Rate

43

U Supplemental Materials U Discounted Cash Flow Analysis Summary Derived from Management Guidance Project Alphabet U Discounted Cash Flow Summary Years Ending Dec 31, CAGR 2004E 2005E 2006E 2007E 2008E 2009E '04 - '09 Revenues $2,443 $3,368 $3,219 $3,582 $3,989 $4,446 12.7% % growth 37.8% (4.4%) 11.3% 11.4% 11.5% EBITDA $875 $1,146 $1,165 $1,329 $1,518 $1,735 14.7% % growth 31.0% 1.6% 14.1% 14.2% 14.4% % margin 35.8% 34.0% 36.2% 37.1% 38.0% 39.0% Capital Expenditures $381 $674 $422 $467 $517 $574 % of revenue 15.6% 20.0% 13.1% 13.0% 13.0% 12.9% Free Cash Flow to the Unlevered Firm(1) $494 $474 $739 $873 $1,012 $1,175 18.9% % growth (4.0%) 55.8% 18.2% 16.0% 16.1% U Equity Value per Share Implied Perpetual Growth Rate of FCF WACC Terminal EBITDA Multiple WACC Terminal EBITDA Multiple $12.06 7.50x 7.75x 8.0x 8.25x 8.50x 1.4% 7.50x 7.75x 8.00x 8.25x 8.50x 8.00% $14.19 $14.61 $15.04 $15.46 $15.89 8.00% 0.1% 0.3% 0.6% 0.8% 1.0% 8.50% 13.84 14.25 14.67 15.08 15.50 8.50% 0.6% 0.8% 1.0% 1.2% 1.4% 9.00% 13.49 13.90 14.30 14.71 15.11 9.00% 1.0% 1.3% 1.5% 1.7% 1.9% 9.50% 13.16 13.55 13.95 14.35 14.74 9.50% 1.5% 1.7% 1.9% 2.2% 2.4% 10.00% 12.83 13.22 13.61 13.99 14.38 10.00% 1.9% 2.2% 2.4% 2.6% 2.8% Note Unlevered FCF = EBITDA - Capex + Working Capital Key DCF Assumptions U consolidated based on a country by country build- up based on 2005 management budget and 5 year CAGR guidance from management Terminal value calculated as a multiple of 2010E EBITDA Net Debt of $3.2Bn No taxes are paid Unconsolidated assets of approximately $1Bn 44

Project Alphabet

U Supplemental Materials

Austar United Communications

Exchange: ASX

Company Description

- Austar is Australia's second largest subscription television operator, providing principally satellite delivered pay television services to regional and rural Australia
- Provides communications services to its customers, bundling mobile telephony and Internet services with its television product
- Also holds a 50% ownership interest in XYZ Networks Pty Limited ("XYZ"), the exclusive owner and/or distributor of six key programming channels in Australia
- Due to the low housing densities that characterize Austar's service area, Austar primarily employs digital DTH satellite and wireless cable technologies to deliver its service

Key Statistics

- U owns approximately 446MM shares (34% interest) in Austar
- Equity market capitalization of $807MM
- 3Q04 Financial Highlights:
  - Revenue of $101.1MM, up 25.3% year-over-year
  - EBITDA of $28.2MM, up 198% year-over-year
  - Net profit of $2.5MM, up $10.4MM year-over-year net gain
  - 16,888 new Subscribers for the quarter, bringing total number of Subscribers to 476,707
  - Churn of 1.10%

LTM Trading Statistics (MM, except per share)	
Current (01/14/05)	$0.68
LTM % Change	54%
52 Week High	$0.74
52 Week Low	$0.43
1 Month Avg.	$0.71
3 Month Avg.	$0.69
6 Month Avg.	$0.65
Avg. Daily Trading Volume	0.74
Avg. Daily Trading Value	$0.44

LTM Share Price Performance


$US
Volume (000s)
$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
19-Jan-04
30-Mar-04
10-Jun-04
20-Aug-04
29-Oct-04
12-Jan-05
Volume
Price

Source: FactSet

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Project Alphabet

U Supplemental Materials

SBS Broadcasting

Exchange: Nasdaq, Ticker: SBTV

Company Description

- SBS Broadcasting is a European television and radio broadcasting company with complimentary print operations
- Second largest European broadcasting footprint
  - 100 million population in 9 markets served
- Television: Started operations in 1990 in Scandinavia
  - Owns interests in 10 top tier TV stations in 7 countries
- Radio: Established in 1994
  - Owns consolidated interests in 53 stations in 5 countries
- Print: Acquired Veronica magazine, the largest TV/Radio guide published in The Netherlands

Key Statistics

- U owns approximately 6MM shares (19% interest) in SBS
- Equity market capitalization of $1.1Bn
- 2003 Revenue breakdown:
  - Total Revenue: $733MM
  - Television broadcast operations: 88.0%
  - Radio broadcast operations: 8.0%
  - Print operations: 4.0%
- 3Q04 Financial Highlights:
  - Revenue of €139.2MM, up 20.8% year-over-year
  - EBITDA of €14.2MM, up 19.3% year-over-year

LTM Trading Statistics (MM, except per share)	
Current (01/14/05)	$38.05
LTM % Change	19%
52 Week High	$40.25
52 Week Low	$29.19
1 Month Avg.	$37.55
3 Month Avg.	$36.19
6 Month Avg.	$35.39
Avg. Daily Trading Volume	0.05
Avg. Daily Trading Value	$1.68

LTM Share Price Performance


$US
Volume (000s)
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
350
300
250
200
150
100
50
0
20-Jan-04
11-Mar-04
3-May-04
24-Jun-04
16-Aug-04
6-Oct-04
26-Nov-04
Volume
Price

Source: FactSet

Morgan Stanley

46

Project Alphabet

U Supplemental Materials

Overview of U Unconsolidated Assets

U Unconsolidated Asset Overview

Asset	Description
TKP (Poland)	• In 2001, UPC merged its Polish satellite television platforms Cyfra+ and Wizja TV with Canal+ Group, the TV & Film division of Vivendi Universal, forming a common digital TV platform in Poland • Offers Polish viewer access to a choice of local and international television and radio channels, and also a wide range of interactive TV services – Distributes MTV Polska, the most widely distributed music channel in Poland, and VH1 Polska, a similar Polish language version of MTV's 25-44 year-old focused channel
Iberian Programming (Multicanal)	• Producer and distributor of leading thematic television channels in Spain and Portugal • Produces and designs content for five channels with very varied subject matters: Canal Hollywood (cinema), Odisea (documentaries), Sol Música (music), Canal Panda (children's program) and Canal de Historia (documentaries)
Telenet	• Telenet is the largest Belgian cable operator and it is the only offering triple play • Covers the region of Flanders whose population accounts for 58% of Belgium's population • As of 30 June 2004, Telenet's offering includes: – 1,585k TV subs (94% penetration) – 451k internet subs (16% penetration) – 275k telephony subs (10% penetration)
Melita	• In 1991, Melita was awarded an exclusive 15 year license to provide cable television service to the Maltese Islands of Malta and Gozo • Melita Cable serves over 100,000 subscribers, with penetration rates of approximately 76% • Melita offers over 56 different channels ranging from news and documentaries to general entertainment, movies and sporting events and educational programs
Reality TV Europe	• Reality TV channel that combines hard-hitting, real-life drama with a close-up look at the work of police, fire fighters, emergency room medics and rescue teams • Alongside the action, viewers can find intelligent, probing documentaries and fun-filled profiles of weird people, strange places and unsolved mysteries
MGM Latin America	• United Latin America and MGM Worldwide Television Group's MGM Networks, a unit of Metro-Goldwyn-Mayer, Inc., formed MGM Networks Latin America, LLC as a 50/50 joint venture, in May 1998, to produce and provide programming for the multi-channel television market in Latin America

Source: Company Websites, U 2003 10-K

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Project Alphabet

U Supplemental Materials

Historical and Projected Performance

U Consolidated per U Budget

$MM; RGUs in 000s	Actual		U Estimate		CAGR
	2002	2003	2004E	2005E	'02-'05
Subscribers					
RGUs	8,829	9,145	11,499	12,804	*13.2%*
% growth		*3.6%*	*25.7%*	*11.3%*	
Financials					
Revenue	$1,515	$1,892	$2,443	$3,184	*28.1%*
% growth		*24.9%*	*29.1%*	*30.3%*	
EBITDA	296	629	875	1,084	*54.1%*
% margin	*19.5%*	*33.2%*	*35.8%*	*34.0%*	
% growth		*112.5%*	*39.1%*	*23.9%*	
CapEx	335	333	381	703	*28.0%*
% of revenue	*22.1%*	*17.6%*	*15.6%*	*22.1%*	
FCF	(629)	59	264	113	NA
% growth		*NM*	*347.5%*	*(57.2%)*	

Source Management

Morgan Stanley

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Project Alphabet Appendix B L Supplemental Materials

Project Alphabet

L Supplemental Materials

L Research Analyst Commentary

Broker	Date	Rating	Price at Report	Price Target[1] Current	Price Target[1] Present Value	Target % Premium / (Discount) Current Target	Target % Premium / (Discount) PV Target
Independent Research Group	12/8/2004	Buy	$43.88	$49.00	$44.90	11.7%	2.3%
Stifel, Nicolaus	12/6/2004	Market Outperform	43.37	51.00	$46.73	17.6%	7.8%
Bear Stearns	12/2/2004	Peer Perform	43.68	41.00	$37.57	(6.1%)	(14.0%)
Fulcrum Partners	11/16/2004	Neutral	40.20	NA	NA	NA	NA
Lehman Brothers	11/15/2004	Equal Weight	39.32	43.00	$39.72	9.4%	1.0%
			Mean	$46.00	$42.23	8.1%	(0.7%)
			Median	$46.00	$42.31	10.5%	1.7%

Analyst Commentary

Positives

- ...This new [Super Media] structure in which L explicitly controls J-COM will allow the Company to move more quickly in strategic actions. Subsequently, were L to push for an IPO, this could accelerate the Company's ability to make acquisitions in Japan...which have been particularly cumbersome in the past
  - Stifel, Nicolaus (12/6/04)
- We... believe the spin-off was an appropriate move, as the international cable business warrants a different capital structure (e.g. higher amounts of acceptable leverage), offers higher growth potential and capital investment characteristics, and is attracting investors with a different risk profile...With the initial rights offering now completed, we believe the stock now represents an attractively priced growth story...
  - Lehman Brothers (11/15/04)
- L should do well on its own...Catalysts include progress on the merger of L's and U's Chilean cable operators, a potential IPO of J-COM, and potential acquisition of the publicly traded portion of U
  - IRG Research (11/3/04)

Potential Issues

- Risk include L retaining its holding company discount due to its broad array of partial interests; its subsidiaries making bad acquisitions, U's history of overleveraging, lack of control of subsidiaries, and control by a key employee
  - IRG Research (12/8/04)
- Given the choice between U and L, we choose the pure operating asset U...Our opinion is borne out by the potential upside of U...particularly given that we view these equities to bear similar levels of risks
  - Stifel, Nicolaus (12/6/04)
- We maintain our Peer Perform rating, but we can't disregard the likelihood that L is becoming "long-risk, short value." L's price action - trend, momentum and strength indicators – are all adamantly signaling overbought status, in our opinion
  - Bear Stearns (12/2/04)

Note
1. Discount rate of 10% applied to PV calculation. Amount of discount proportionate to date of report

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Project Alphabet

L Supplemental Materials

L Shareholder Analysis

- **Fully-diluted shares outstanding at L of 178MM**
- **JM has 34% of fully-diluted voting rights per L prospectus**

L Shareholder Analysis
(000s)

	# of Series A Common Shares	# of Series B Common Shares	% Economic	% Voting[1]
Institutional Holdings				
Transamerica Investment Management, LLC	7,463	0	4.3%	3.1%
Capital Research & Management Company	7,431	0	4.3%	3.1%
SPO Partners & Co.	6,832	0	4.0%	2.9%
Harris Associates L.P.	6,563	0	3.8%	2.8%
Janus Capital Management LLC	6,229	0	3.6%	2.6%
Fidelity Management & Research	5,195	0	3.0%	2.2%
Smith Barney Asset Management	4,395	0	2.5%	1.8%
Wallace R. Weitz & Company	3,807	0	2.2%	1.6%
GE Asset Management Inc.	3,740	0	2.2%	1.6%
Orbis Investment Management Ltd.	2,920	0	1.7%	1.2%
Gabelli Asset Management Company	2,527	0	1.5%	1.1%
All Other Institutional Holdings	65,124	0	37.8%	27.4%
Total Institutional Holdings	**122,225**	**0**	**70.9%**	**51.4%**
JM	815	7,264	4.7%	30.9%
Robert R. Bennett	151	0	0.1%	0.1%
J C Sparkman	14	0	0.0%	0.0%
Larry E Romrell	13	0	0.0%	0.0%
Other Publicly Held Shares	41,958	0	24.3%	17.6%
Total Shares	**165,163**	**7,264**	**100.0%**	**100.0%**

Source Thomson Ownership, L Prospectus July 2004

- Denotes holder of U shares

Note
1. Based on 1 vote per Series A share, 10 votes for Series B share

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